Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

	1720 North First Street San Jose, CA 95112-4598	July 26, 2018 for immediate release
Contact:	Tom Smegal (408) 367-8200 (analysts) Shannon Dean (310) 257-1435 (media)

CALIFORNIA WATER SERVICE GROUP ANNOUNCES

EARNINGS FOR THE SECOND QUARTER 2018

SAN JOSE, CA  —  California Water Service Group (NYSE: CWT) today announced net income of $13.0 million or $0.27 earnings per diluted common share for the second quarter of 2018, compared to net income of $18.5 million or $0.39 earnings per diluted common share for the second quarter of 2017.

The $5.5 million decrease in net income was driven primarily by $3.6 million of new business development expenses, a reduction in operating revenue of $1.7 million due to the cost of capital decision for California Water Service (Cal Water), $1.7 million in additional depreciation and amortization costs, $1.2 million in additional wage costs, a $0.7 million increase in maintenance expense, and $1.3 million in additional interest expenses all of which were partially offset by rate increases of $4.5 million.

In addition, there were other changes driven primarily by factors outside the Company’s immediate control that decreased net income, including a $2.5 million reduction in unbilled revenue accrual, a $0.6 million reduction in unrealized income from certain benefit plan investments due to market conditions, and a $0.4 million decrease in gain on sale of property that was partially offset by a $1.1 million benefit from Company-owned life insurance.

“Our results for the second quarter were in line with expectations, and I’m pleased by efforts in two key areas that will add value over the longer term,” said President and Chief Executive Officer Martin A. Kropelnicki.

“First, on July 2, 2018, as scheduled, we filed a General Rate Case requesting new water infrastructure investments of $828.5 million throughout California over the three-year period from January 1, 2019 to December 31, 2021.  More than half of Cal Water’s proposed infrastructure improvements relate to its transmission and distribution pipeline replacement program, and all are necessary to upgrade aging water system infrastructure. The filing requests the California Public Utilities Commission to increase revenues by $50.7 million, or 7.6%, in 2020; $31.5 million, or 4.4%, in 2021; and $33.0 million, or 4.4%, in 2022. These requested infrastructure improvements enable the delivery of safe, reliable, and high-quality water supply for both our customers’ everyday needs and for emergency response by firefighters and other first responders,” he said.

“Second, we continued our efforts to engage with the SJW Group Board of Directors to discuss a transaction between our two companies that will deliver substantial value to SJW Group customers and stockholders as well as Cal Water’s customers and shareholders,” said President and Chief Executive Officer Martin A. Kropelnicki.

Additional Financial Results for the Second Quarter of 2018

Total revenue increased 0.9% to $172.6 million in the second quarter of 2018 compared to $171.1 million in the second quarter of 2017.  Rate increases added $4.5 million, rate increases for water production cost offsets added $1.3 million, balancing account adjustments added $0.9 million, and deferred revenue adjustments added $1.7 million. These increases were partially offset by a $1.7 million reduction in revenue associated with the cost of capital decision for Cal Water, a $2.8 million reduction to revenue due to the requirements of regulators to credit customers for the decrease in the corporate federal income tax rate from 35 percent to 21 percent, effective January 1, 2018, and a $2.5 million decrease in accrued unbilled revenue.

Total operating expenses increased $3.1 million, or 2.2%, to $147.6 million in the second quarter of 2018 compared to $144.5 million in the second quarter of 2017.

Water production expenses increased $1.3 million, or 1.9%, to $65.4 million in the second quarter of 2018 compared to $64.1 million in the second quarter of 2017, primarily due to increases in purchased water quantities and higher wholesale water rates.  The California revenue decoupling mechanisms record an increase to revenue equal to the increase in California water production costs.

Administrative & General and Other Operations expenses increased $5.4 million to $45.1 million in the second quarter of 2018, primarily due to a $1.4 million increase in the recognition of previously deferred costs associated with the deferred operating revenue, a pension benefit cost increase of $1.4 million, increases in employee wages of $1.0 million, an increase of $0.3 million in water quality testing costs due to additional TCP testing requirements, and the write-off of $0.3 million of costs previously capitalized. Changes in employee pension benefits for regulated California operations generally do not affect earnings, as the Company is allowed by the California Public Utilities Commission (CPUC) to record these costs in balancing accounts for future recovery, creating a corresponding change to revenue.

Maintenance expenses increased $0.7 million, or 14.5%, to $5.4 million in the first quarter of 2018, due to increased costs for repairs of transmission & distribution mains and services.

Income tax expense decreased $6.3 million, primarily due to the federal income tax rate reduction from 35 percent to 21 percent, effective January 1, 2018, and a decrease in operating income. The Company’s estimated combined effective income tax rate for 2018 is in the range from 23 to 25 percent.

Depreciation and amortization expenses increased $1.8 million, to $21.0 million, in the second quarter of 2018, as compared to $19.2 million in the second quarter of 2017, due to a record increase in utility plant investment in 2017.

Net other loss, net of income tax benefits, increased $2.6 million to a net loss of $2.2 million in the second quarter of 2018, as compared to a net other income of $0.4 million in the second quarter of 2017, principally due to $3.6 million of new business development expenses, a $0.6 million reduction in unrealized income from certain benefit plan investments due to market conditions, and a $0.4 million decrease in gain on sale of property that was partially offset by a $1.1 million benefit from Company-owned life insurance.

Year-to-Date Results

For the six-month period ended June 30, 2018, net income was $10.5 million or $0.22 earnings per diluted common share, compared to net income of $19.7 million or $0.41 earnings per diluted common share for the six-month period ended June 30, 2017.

The $9.2 million decrease in net income was primarily due to $3.9 million of new business development expenses, a reduction in operating revenue of $2.9 million due to the cost of capital decision for Cal Water, $3.2 million in additional depreciation and amortization costs, $2.5 million in additional wage costs, a $0.7 million increase in uninsured loss costs due to water main breaks, and $1.8 million in additional interest expenses which were partially offset by a rate increase of $9.2 million.  In addition, there were other changes driven primarily by factors outside the Company’s immediate control that decreased net income, including a $3.2 million reduction in unbilled revenue accrual, a $2.0 million reduction in unrealized income from certain benefit plan investments due to market conditions, and a $0.6 million decrease in gain on sale of property which was partially offset by a $1.1 million benefit from Company owned life insurance.

Water System Improvements

During the first six months of 2018, the total Company-funded and developer-funded capital investment was $133.9 million, an increase of $25.2 million, or 23.2%, compared to $108.7 million in the first six months of 2017. The increase was primarily due to Cal Water TCP water treatment projects.

California Revenue Decoupling Mechanisms

The under-collected net receivable balance in the Water Revenue Adjustment Mechanism (WRAM) and Modified Cost Balancing Account (MCBA) was $65.8 million as of June 30, 2018, a decrease of 4.8%, or $3.3 million, from the balance of $69.1 million as of December 31, 2017. Cal Water used its CPUC-authorized Sales Reconciliation Mechanism (SRM) to adjust its adopted sales forecast for 2018.

Regulatory Update

On July 2, 2018, Cal Water filed a General Rate Case requesting new water infrastructure investments of $828.5 million throughout California over the three-year period from January 1, 2019 to December 31, 2021.  The filing begins an 18-month review process, with any changes in customer rates expected to become effective in 2020. Cal Water has proposed to the Commission to increase revenues by $50.7 million, or 7.6%, in 2020; $31.5 million, or 4.4%, in 2021; and $33.0 million, or 4.4%, in 2022 as compared to the last authorized revenue.

Other Information

All stockholders and interested investors are invited to listen to the second quarter 2018 conference call, which will be held today at 11:00 a.m. ET, by dialing 1-833-832-5130 or 1-509-844-0151 and keying in ID# 5397913.  A replay of the call will be available from 2:00 p.m. ET on Thursday, July 26, 2018 through September 24, 2018, at 1-855-859-2056 or 1-404-537-3406, ID# 5397913.  The replay will also be available under the investor relations tab at www.calwatergroup.com.  The call will be hosted by President and Chief Executive Officer Martin A. Kropelnicki and Vice President and Chief Financial Officer Thomas F. Smegal.  Prior to the call, the Company will post a slide presentation on its website.  The presentation can be found at www.calwatergroup.com/docs/2018q2slides.pdf  after 6:00 a.m. PT.

California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, Hawaii Water Service,

CWS Utility Services, and HWS Utility Services. Together, these companies provide regulated and non-regulated water service to nearly 2 million people in California, Washington, New Mexico, and Hawaii. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”). The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; inability to renew leases to operate city water systems on beneficial terms; changes in California State Water Resources Control Board water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; changes in customer water use patterns and the effects of conservation; the impact of weather and climate on water availability, water sales and operating results; the unknown impact of contagious diseases on the Company’s operations; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; labor relations matters as we negotiate with the unions; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

##

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

	June 30,	December 31,
(In thousands, except per share data)	2018	2017
ASSETS
Utility plant:
Utility plant	$3,094,616	$2,970,179
Less accumulated depreciation and amortization	(964,352)	(922,214)
Net utility plant	2,130,264	2,047,965
Current assets:
Cash and cash equivalents	33,668	94,776
Receivables
Customers	44,700	32,451
Regulatory balancing accounts	33,257	36,783
Other	19,859	16,464
Unbilled revenue	36,192	29,756
Materials and supplies at weighted average cost	6,714	6,463
Taxes, prepaid expenses, and other assets	15,180	11,180
Total current assets	189,570	227,873
Other assets:
Regulatory assets	405,297	401,147
Goodwill	2,615	2,615
Other assets	61,768	60,775
Total other assets	469,680	464,537
Total Assets	$2,789,514	$2,740,375

CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock, $.01 par value; 68,000 shares authorized, 48,070 and 48,012 outstanding in 2018 and 2017, respectively	$481	$480
Additional paid-in capital	336,238	336,229
Retained earnings	349,213	356,753
Total common stockholders’ equity	685,932	693,462

Long-term debt, less current maturities	414,530	515,793
Total capitalization	1,100,462	1,209,255
Current liabilities:
Current maturities of long-term debt	105,024	15,920
Short-term borrowings	325,100	275,100
Accounts payable	93,032	93,955
Regulatory balancing accounts	56,317	59,303
Accrued interest	5,751	6,122
Accrued expenses and other liabilities	37,076	40,559
Total current liabilities	622,300	490,959
Unamortized investment tax credits	1,724	1,724
Deferred income taxes	196,109	192,946
Pension and postretirement benefits other than pensions	256,431	252,141
Regulatory liabilities and other	238,912	224,127
Advances for construction	185,286	182,502
Contributions in aid of construction	188,290	186,721
Commitments and contingencies
Total Capitalization and Liabilities	$2,789,514	$2,740,375

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In thousands, except per share data)

	June 30,	June 30,
For the Three Months ended:	2018	2017

Operating revenue	$172,632	$171,132
Operating expenses:
Operations:
Water production costs	65,373	64,131
Administrative and general	24,383	21,413
Other operations	20,724	18,328
Maintenance	5,389	4,708
Depreciation and amortization	20,953	19,218
Income taxes	4,347	10,606
Property and other taxes	6,407	6,057
Total operating expenses	147,576	144,461
Net operating income	25,056	26,671
Other income and expenses:
Non-regulated revenue	4,845	3,739
Non-regulated expenses	(6,115)	(1,614)
Other components of net periodic benefit cost	(2,463)	(2,383)
Allowance for equity funds used during construction	710	879
Income tax benefit (expense) on other income and expenses	819	(246)
Net other (loss) income	(2,204)	375
Interest expense:
Interest Expense	10,134	9,079
Allowance for borrowed funds used during construction	(304)	(564)
Net interest expense	9,830	8,515
Net income	$13,022	$18,531
Earnings per share
Basic	$0.27	$0.39
Diluted	$0.27	$0.39
Weighted average shares outstanding
Basic	48,073	48,020
Diluted	48,073	48,020
Dividends per share of common stock	$0.1875	$0.1800

CALIFORNIA WATER SERVICE GROUP

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Unaudited

(In thousands, except per share data)

	June 30,	June 30,
For the Six Months ended:	2018	2017

Operating revenue	$304,879	$293,168
Operating expenses:
Operations:
Water production costs	112,979	106,199
Administrative and general	50,702	44,159
Other operations	38,364	34,452
Maintenance	10,828	10,820
Depreciation and amortization	41,668	38,419
Income taxes	4,118	9,722
Property and other taxes	13,111	12,173
Total operating expenses	271,770	255,944
Net operating income	33,109	37,224
Other income and expenses:
Non-regulated revenue	9,264	7,201
Non-regulated expenses	(11,552)	(3,668)
Other components of net periodic benefit cost	(5,009)	(4,886)
Allowance for equity funds used during construction	1,621	1,658
Income tax benefit (expense) on other income and expenses	1,577	(1,135)
Net other (loss)	(4,099)	(830)
Interest expense:
Interest Expense	19,332	17,789
Allowance for borrowed funds used during construction	(799)	(1,058)
Net interest expense	18,533	16,731
Net income	$10,477	$19,663
Earnings per share
Basic	$0.22	$0.41
Diluted	$0.22	$0.41
Weighted average shares outstanding
Basic	48,051	48,002
Diluted	48,051	48,002
Dividends per share of common stock	$0.3750	$0.3600